Exhibit 3.3

Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi canadienne sur les sociétés par actions

Photowatt Technologies Inc.

Name of corporation-Dénomination de la société

659607-0

Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:

Je certifie que les statuts de la société susmentionnée ont été modifiés:

☐ a) under section 13 of the *Canada Business Corporations Act* in accordance with the attached notice;

a) en vertu de l'article 13 de la *Loi canadienne sur les sociétés par actions*, conformément à l'avis ci-joint;

☐ b) under section 27 of the *Canada Business Corporations Act* as set out in the attached articles of amendment designating a series of shares;

b) en vertu de l'article 27 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;

☑ c) under section 179 of the *Canada Business Corporations Act* as set out in the attached articles of amendment;

c) en vertu de l'article 179 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes;

☐ d) under section 191 of the *Canada Business Corporations Act* as set out in the attached articles of reorganization;

d) en vertu de l'article 191 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes;

Richard G. Shaw
Director - Directeur

February 13, 2007 / le 13 février 2007

Date of Amendment - Date de modification

Canada

Industry Canada | Industrie Canada

Canada Business Corporations Act | Loi canadienne sur les sociétés par actions

ELECTRONIC TRANSACTION REPORT | **RAPPORT DE LA TRANSACTION ÉLECTRONIQUE**

ARTICLES OF AMENDMENT (SECTIONS 27 OR 177) | **CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)**

Processing Type - Mode de traitement: E-Commerce/Commerce-É

1. Name of Corporation - Dénomination de la société	2. Corporation No. - N° de la société
Photowatt Technologies Inc.	659607-0

3. **The articles of the above-named corporation are amended as follows:**
Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante:

1. The articles of the Corporation are hereby amended to change and consolidate the issued and outstanding common shares of the Corporation on the basis of 0.3409 common shares for each issued common share (the "Consolidation");

2. In the event that the Consolidation would otherwise result in the issuance of a fractional common share, no fractional common shares shall be issued and the number of common shares that each holder of shares shall receive shall be rounded down to the nearest whole number.

3. The effective date of the Consolidation shall be the date shown in the certificate of amendment issued by the Director appointed under the Canada Business Corporations Act or such other date indicated in the articles of amendment.

Date	Name - Nom	Signature	Capacity of - en qualité
2007-02-13	GERALD BEARD		DIRECTOR

Canada